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                                                                  EXHIBIT 99.1
                                                                  ------------

KV PHARMACEUTICAL COMPANY

                                       CONTACT:
                                       CATHERINE M. BIFFIGNANI
                                       VICE PRESIDENT, INVESTOR RELATIONS
                                       314-645-6600

                                              [KV PHARMACEUTICAL logo]




FOR IMMEDIATE RELEASE

                 KV BEGINS SHIPPING EVAMIST(TM) TO WHOLESALERS

      FIRST FDA APPROVED ESTRADIOL TRANSDERMAL SPRAY LAUNCHES KV INTO ONE
            OF LARGEST THERAPEUTIC CATEGORIES IN WOMEN'S HEALTHCARE

St. Louis, MO - April 14, 2008 - KV Pharmaceutical Company (NYSE: KVa/KVb), a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology differentiated branded and generic/non-branded prescription pharmaceutical products, announced today that it has initiated launch shipments of Evamist(TM) (estradiol transdermal spray) to wholesalers. Evamist(TM) will be marketed by Ther-Rx Corporation, a division of KV Pharmaceutical. Evamist(TM), indicated for the treatment of moderate-to-severe vasomotor symptoms due to menopause, is a unique transdermal estrogen therapy delivering a low dose of estradiol in a once-daily spray.

The Company believes Evamist(TM) is an outstanding addition to Ther-Rx Corporation's existing women's healthcare portfolio of products, which have been promoted by the Ther-Rx sales force since 1999. The Company anticipates the ability to leverage its strong relationships with Obstetricians/ Gynecologists, as well as select primary care physicians, to potentially drive Evamist(TM) to be one of Ther-Rx's largest products in terms of revenue. Evamist(TM) targets an annual $1.3 billion estrogen therapy market where physicians and patients are seeking an effective low-dose estrogen product.

"We're excited about the new opportunity Evamist(TM) brings to the Ther-Rx portfolio and to the women's healthcare market," stated Marc S. Hermelin, KV's Chairman of the Board and Chief Executive Officer. "We believe Evamist(TM) truly differentiates itself from the other products in this category and targets a compelling and important new therapeutic market for Ther-Rx - menopause - via an innovatively delivered drug that can also help promote patient compliance. We believe Evamist(TM) will contribute positively to the future growth of Ther-Rx Corporation beginning in fiscal 2009 and beyond."

ABOUT EVAMIST(TM)
-----------------
Evamist(TM), the first and only estradiol transdermal spray, delivers a low dose of plant-based estradiol and provides convenient relief of moderate-to-severe vasomotor symptoms, reducing both the frequency and severity of hot flashes. Evamist(TM) utilizes metered-dose technology to deliver a consistent and accurate dose of estradiol when sprayed on the inner forearm, drying in a median of 67 seconds. Patients should wait at least 2 minutes after applying Evamist(TM) before dressing. The Company anticipates the Evamist(TM) U.S. market potential to be approximately $125 million in peak, annual net sales with gross margins consistent with those currently being achieved by Ther-Rx Corporation.

ABOUT ESTROGEN THERAPY
----------------------
Estrogen therapy ("ET") is the medical administration of estrogen to supplement the hormones which the ovaries no longer produce, due to natural or surgical menopause. ET can provide relief from the unpleasant symptoms of



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menopause such as hot flashes. ET products are available in oral, transdermal patch, injectible and transdermal gel/lotion formulations.

Evamist(TM) is indicated for the treatment of moderate-to-severe vasomotor symptoms due to menopause.

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WARNING--ENDOMETRIAL CANCER, CARDIOVASCULAR, AND OTHER RISKS ENDOMETRIAL
CANCER Adequate diagnostic measures, including endometrial sampling when indicated, should be undertaken to rule out malignancy in all cases of undiagnosed persistent or recurring abnormal vaginal bleeding.

CARDIOVASCULAR AND OTHER RISKS Estrogens with or without progestins should not be used for the prevention of cardiovascular disease or dementia. The Women's Health Initiative (WHI) estrogen-alone substudy reported increased risks of stroke and deep vein thrombosis (DVT) in postmenopausal women (50 to 79 years of age) during 6.8 years and 7.1 years, respectively, of treatment with daily oral conjugated estrogens (CE 0.625 mg), relative to placebo. The estrogen plus progestin WHI substudy reported increased risk of myocardial infarction, stroke, invasive breast cancer, pulmonary emboli, and DVT in postmenopausal women (50 to 79 years of age) during 5.6 years of treatment with daily oral CE
0.625 mg combined with medroxyprogesterone acetate (MPA 2.5 mg), relative to placebo. The Women's Health Initiative Memory Study (WHIMS), a substudy of the WHI, reported increased risk of developing probable dementia in postmenopausal women 65 years of age or older during 5.2 years of treatment with daily CE
0.625 mg alone and during 4 years of treatment with daily CE 0.625 mg combined with MPA 2.5 mg, relative to placebo. It is unknown whether this finding applies to younger postmenopausal women. In the absence of comparable data, these risks should be assumed to be similar for other doses of CE and MPA and other combinations and dosage forms of estrogens and progestins. Because of these risks, estrogens with or without progestins should be prescribed at the lowest effective doses and for the shortest duration consistent with treatment goals and risks for the individual woman.
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In a clinical trial with Evamist(TM), the most common side effects were headache, breast tenderness, nasopharyngitis, nipple pain, back pain, nausea, and arthralgia.

Evamist(TM) should not be used in women with undiagnosed abnormal genital bleeding; known, suspected, or history of breast cancer; known or suspected estrogen-dependent neoplasia; active deep vein thrombosis, pulmonary embolism, or history of these conditions; active or recent arterial thromboembolic disease; liver dysfunction or disease; or known or suspected pregnancy.

FULL PRESCRIBING INFORMATION FOR EVAMIST IS AVAILABLE AT WWW.EVAMIST.COM

ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.


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For further information about KV Pharmaceutical Company, please visit the
Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expects", "aims", "believes", "projects", "anticipates", "commits", "intends", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) completion of the Company's financial statements for the first, second and third quarters of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; (16) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission; and (17) the impact of credit market disruptions on the fair value of auction rate securities that we have acquired as short-term investments.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.